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                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 for Q Comm International, Inc., of our report dated April 1, 2003 relating to the December 31, 2002 financial statements of Q Comm International, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
April 1, 2003